                                                                   Exhibit B-102

                                    DELAWARE

                                  The first State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE CERTIFICATE OF MERGER, WHICH MERGES:

      "CENTERPOINT ENERGY GAS RESOURCES CORP.", A TEXAS

CORPORATION,

      "CENTERPOINT ENERGY GAS MARKETING COMPANY", A DELAWARE

      CORPORATION,

      WITH AND INTO "CENTERPOINT ENERGY MARKETING, INC." UNDER THE NAME OF "CENTERPOINT ENERGY GAS SERVICES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, WAS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2003, AT 6:33 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

       AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2003, AT 11:59 O'CLOCK P.M.

                                               /s/ Harriet Smith Windsor
                                               --------------------------------
                                               Harriet Smith Windsor,
                                               Secretary of State

2552708      8330            [SEAL]                      AUTHENTICATION: 2849O78

040004616                                                         DATE: 01-05-04

Corporations Section                     [SEAL]               Geoffrey S. Connor
P.O. BOX 13697                                                Secretary of State
Austin, Texas 78711-3697

                        OFFICE OF THE SECRETARY OF STATE

                              CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of

                    CENTERPOINT ENERGY GAS MARKETING COMPANY
                         Foreign Business Corporation .
                                     DE, USA
                           [Filing Number: 800029931]

                     CENTERPOINT ENERGY GAS RESOURCES CORP.
                          Domestic Business Corporation
                            [Filing Number: 34493700]

                                      Into

                       CENTERPOINT ENERGY MARKETING, INC.
                          Foreign Business Corporation
                                     DE,USA
                            [Filing Number: 10859506]

have been filed in this office as of the date of this certificate.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate of merger. Dated:12/23/2003 Effective:12/31/2003@l1:59pm

[SEAL]

                                                  /s/ Geoffrey S. Connor
                                                  ------------------------------
                                                  Geoffrey S. Connor
                                                  Secretary of State

            Come visit us on the internet at ://www.sos.state.tx.us/
PHONE(512) 463-5555                       FAX(512) 463-5709            TTY7-1-1
Prepared by: Angie Hurtado

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                                     DEC 23 2003

                                                            CORPORATIONS SECTION

                               ARTICLES OF MERGER

                                     merging

                     CENTERPOINT ENERGY GAS RESOURCES CORP.
                              (a Texas corporation)

                                      and

                    CENTERPOINT ENERGY GAS MARKETING COMPANY
                            (a Delaware corporation)

                                  with and into

                       CENTERPOINT ENERGY MARKETING, INC.
                            (a Delaware corporation)

            Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), CenterPoint Energy Gas Resources Corp., a Texas corporation ("Gas Resources"), CenterPoint Energy Gas Marketing Company, a Delaware corporation ("Gas Marketing"), and CenterPoint Energy Marketing, Inc., a Delaware corporation (the "Surviving Corporation"), hereby adopt the following Articles of Merger for the purpose of effecting the merger (the "Merger") of Gas Resources and Gas Marketing with and into the Surviving Corporation, with the Surviving Corporation continuing in existence following toe Merger as the surviving corporation:

      FIRST: The name and state of incorporation of each party (the "Constituent Entities") to the Agreement and Plan of Merger dated as of December 22, 2003 the "Agreement and Plan of Merger") are as follows:

                  Name                          State of Incorporation
----------------------------------------        ----------------------
CenterPoint Energy Gas Resources Corp.                   Texas
CenterPoint Energy Gas Marketing Company                 Delaware
CenterPoint Energy Marketing, Inc.                       Delaware

      SECOND: The Agreement and Plan of Merger was approved by CenterPoint Energy Resources Corp., a Delaware corporation ("CERC"), as sole shareholder of Gas Resources in the manner required by Article 5.03 of the Texas Business Corporation Act. The Agreement and Plan of Merger was approved by CERC, as sole shareholder of Gas Marketing and the Surviving Corporation in the manner required by Section 251 of the Delaware General Corporation Law.

      THIRD: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 1111 Louisiana, Houston, Texas 77002, and a copy of the Agreement and Plan of Merger will be furnished by such entity, on written request and without cost, to any shareholder of the Constituent Entities.

      FOURTH: The outstanding capital stock of Gas Resources consists of 1,000 shares of common stock, par value $1.00 per share (the "Gas Resources Common Stock"). The holder of all shares of the Gas Resources Common Stock, CERC, signed & written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

      FIFTH: The outstanding capital stock of Gas Marketing consists of 1,000 shares of common stock, par value $1.00 per share (the "Gas Marketing Common Stock"). The holder of all shares of the Gas Marketing Common Stock, CERC, signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

      SIXTH: The outstanding capital stock of the Surviving Corporation consists of 1,000 shares of common stock, par value $1.00 per share (the "Surviving Corporation Common Stock"). The holder of all shares of the Surviving Corporation Common Stock, CERC, signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

      SEVENTH: The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Delaware and by the constituent documents of Gas Marketing and the Surviving Corporation.

      EIGHTH: The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Texas and by the constituent documents of Gas Resources.

      NINTH: The Surviving Corporation will be responsible for the payment of any fees and franchise taxes payable by each of Gas Resources and Gas Marketing to the State of Texas and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

      TENTH: The Merger shall become effective at 11:59 p.m. Eastern Standard Time on December 31,2003.

            IN WITNESS WHEREOF, each undersigned corporation has caused these Articles of Merger to be executed on its behalf on December 22 2003.

                                        CENTERPOINT ENERGY GAS RESOURCES
                                        CORP.,
                                        a Texas corporation

                                        BY: /s/ George C. Hepburn III
                                           ------------------------------
                                           Name:  George C. Hepburn III
                                           Title: Vice President

                                        CENTERPOINT ENERGY GAS MARKETING
                                        COMPANY,
                                        a Delaware corporation

                                        BY: /s/ George C. Hepburn III
                                           ------------------------------
                                           Name:  George C. Hepburn III
                                           Title: Vice President

                                        CENTERPOINT ENERGY MARKETING INC.
                                        a Delaware corporation

                                        BY: /s/ Rufus S. Scott
                                           ------------------------------
                                           Name:  Rufus S. Scott
                                           Title: Vice President

                           AMENDED AND RESTATED BYLAWS

                                       OF

                      CENTERPOINT ENERGY GAS SERVICES, INC.

                       (hereinafter called the "Company")

                      Adopted and Effective January 1,2004

                                    ARTICLE I
                                  CAPITAL STOCK

      Section 1.1. Certificates Representing Shares. The shares of stock of the Company shall be represented by certificates of stock, signed in the name of the Company (a) by the Chairman of the Board, the President or a Vice President and
(b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, certifying the number of shares of stock in the Company owned by the holder named in the certificate. Any or all of the signatures of such officers on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

      Section 1.2. Lost, Stolen or Destroyed Certificates. The Board of Directors of the Company (the "Board of Directors") may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the receipt of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 1.3. Transfers of Stock. Stock of the Company shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

      Section 1.4. Beneficial Owners. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      Section 1.5. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation of the Company, as amended from time to time (the "Certificate of Incorporation"), if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Company. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE II
                                  STOCKHOLDERS

      Section 2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211 of the General Corporation Law of the State of Delaware (the "DGCL"), as the same exists or as that provision may hereafter be amended, supplemented or replaced.

      Section 2.2. Annual Meetings. The annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2.3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Company and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 2.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

      Section 2.5. Record Date. The Board of Directors may fix a date, not less than ten nor more than 60 days preceding the date of any meeting of the stockholders, as a record date for determination of stockholders entitled to notice of, or to vote at, such meeting. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

      Section 2.6. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 2.9 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company or any such other corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      Section 2.7. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall keep the records of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.8. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

      Section 2.9. Adjournments. Any meetings of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.10. List of Stockholders Entitled to Vote. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If a meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

      Section 2.11. Stock Ledger. The stock ledger of the Company shall be the only evidence as to which stockholders are entitled (a) to vote in person or by proxy at any meeting of stockholders, or (b) to examine either the stock ledger, the list required by Section 2.10 of this Article II or the books of the Company.

      Section 2.12. Action by Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

      Section 3.1. Number and Tenure. The business and affairs of the Company shall be managed by the Board of Directors. The number of directors constituting the whole Board of Directors shall be fixed by the affirmative vote of a majority of the members at any time constituting the Board of Directors or by the stockholders at the annual meeting or a special meeting. Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of the stockholders, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time upon notice to the Company. A director need not be a stockholder of the Company or a resident of the State of Delaware.

      Section 3.2. Vacancies. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a plurality of votes cast at a meeting of stockholders, and each director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director's successor is duly elected and qualified, or until his earlier death, resignation or removal.

      Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

      Section 3.4. Special Meetings. Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board, if any, the President or a majority of directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting. Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least 24 hours before the special meeting.

      Section 3.5. Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Company, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting.

      Section 3.6. Quorum; Vote Required for Action. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absences by a chairman chosen at the meeting. The Secretary of the Company shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 3.8. Actions of the Board by Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

      Section 3.9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

      The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

      Section 3.10. Compensation and Reimbursement of Expenses. The directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such reimbursement shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

                                   ARTICLE IV
                                    OFFICERS

      Section 4.1. General. The officers of the Company shall consist of a President and/or a Vice President, a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint, which may include, without limitation, a Chairman of the Board, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors), a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries. Each officer shall hold office until his successor shall have been duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Company need not be stockholders of the Company nor, except in the case of the Chairman of the Board, if any, need such officers be directors of the Company. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Company. The Board of Directors may remove any officer with or without prejudice to the contractual rights of such officer, if any, with the Company. Election or appointment of an officer or an agent shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

      Section 4.2. Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

      Section 4.3. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the Chairman of the Board, if any, the President or any Vice President and any such officer may, in the name of and on behalf of the Company take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                                    ARTICLE V
                                 INDEMNIFICATION

      Section 5.1. Right to Indemnification. The Company shall indemnify and hold harmless each Indemnitee (as this and all other capitalized words are defined in Section 5.13 of this Article) to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended. The rights of an Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by
Section 145(b) of the DGCL in Proceedings by or in the right of the Company and to the fullest extent permitted by Section 145(a) of the DGCL in all other Proceedings.

      Section 5.2. Expenses. If an Indemnitee is, by reason of his Corporate Status, a witness in or is a party to any Proceeding, and is successful on the merits or otherwise, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is a party to and is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

      Section 5.3. Request for Indemnification. To obtain indemnification, an Indemnitee shall submit to the Secretary of the Company a written request with such information as is reasonably available to the Indemnitee regarding the basis for such claim for indemnification. The Secretary of the Company shall promptly advise the Board of Directors of such request. An Indemnitee shall be advanced Expenses, within ten days after requesting them, to the fullest extent permitted by Section 145(e) of the DGCL

      Section 5.4. Determination of Indemnification. The Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to the Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of the Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

      Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons authorized under this Section to determine entitlement to indemnification shall not have made and furnished to the Indemnitee in writing a determination of whether the Indemnitee is entitled to indemnification within 30 days after receipt by the Company of the Indemnitee's request therefor, a determination of entitlement to indemnification shall be deemed to have been made, and the Indemnitee shall be entitled to such indemnification unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

      Section 5.5. Payments to Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

      Section 5.6. Right to Bring Suit. In the event that:

            (a) a determination is made pursuant to Section 5.4 that the Indemnitee is not entitled to indemnification under this Article;

            (b) advancement of Expenses is not timely made pursuant to Section
      5.3 of this Article;

            (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within 90 days after being appointed by the court, or (ii) within 90 days after objections to his selection have been overruled by the court, or (iii) within 90 days after the time for the Company or the Indemnitee to object to his selection; or

            (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification;

the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and indemnitee shall not be prejudiced by reason of that adverse determination. If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 5.6, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

      The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5.6 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Article. In the event that the Indemnitee, pursuant to this Section 5.6, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

      Section 5.7. Nonexclusivity of Rights. The rights to receive indemnification and advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or disinterested directors, or otherwise.

      Section 5.8. Other Indemnification. The Company's obligation, if any, to indemnify any Indemnitee who was or is serving at its request as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or nonprofit entity.

      Section 5.9. Amendment or Repeal. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, omissions, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal.

      Section 5.10. Survival of Rights. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

      Section 5.11. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware law.

      Section 5.12. Indemnity Agreements. The Company may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the full extent contemplated by this Article.

      Section 5.13. Definitions. For purposes of this Article:

            "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or nonprofit entity which such person is or was serving at the request of the Company.

            "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

            "Indemnitee" includes any person who was or is made, or is threatened to be made a party or is otherwise involved in any Proceeding by reason of his Corporate Status.

            "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent (a) the Company or Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

            "Matter" is a claim, a material issue or a substantial request for relief.

            "Proceeding" includes any action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative, except one initiated by an Indemnitee pursuant to Section
      5.6 of this Article to enforce his rights under this Article.

      Section 5.14. Communications. Any communication required or permitted to be made to the Company shall be addressed to the Secretary of the Company and any such communication to an Indemnitee shall be addressed to his home address unless he specifies otherwise.

      Section 5.15. Legality. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE VI
                                  MISCELLANEOUS

      Section 6.1 Disbursements. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 6.2. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

      Section 6.3. Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Company and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

      Section 6.4. Interested Directors. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

            (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

      Section 6.5. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office.

                                      -13-